SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    /x/  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or
        Section 240.142-12

                    WESTERN RESOURCES, INC.
- ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    WESTERN RESOURCES, INC.
- ----------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11

     1) Title of each class of securities to which transaction applies:
     ------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
      -----------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
      -----------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
      -----------------------------------------------------------------
Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------

/x/  Filing fee paid with preliminary filing.


                    WESTERN RESOURCES, INC.

                 ANNUAL MEETING OF SHAREHOLDERS

                          MAY 7, 1996

                           IMPORTANT


Dear Preferred Shareholder:

We have previously sent you proxy materials for the important Annual Meeting of Shareholders to be held on May 7, 1996. According to our latest records, we have not yet received your proxy.

Your Board of Directors has unanimously recommended that shareholders vote FOR all proposals. Because Proposal 3, the amendment to the Articles of Incorporation, requires the affirmative vote of two-thirds of all outstanding preferred shares voting as a class, your vote is very important no matter how many or how few shares you own.

Since time is short and your vote is extremely important, we have established a method to enable you to vote by toll-free telephone. Please follow the simple instructions below.

Thank you for your cooperation.

John E. Hayes, Jr.
Chairman of the Board and
Chief Executive Officer
WESTERN RESOURCES, INC.
                                                              PAGE 2

TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT  OF THE COMPANY ARE
                 AVAILABLE TO ASSIST YOU NOW!!!

                          INSTRUCTIONS

  1. Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

  2. Tell the operator that you wish to send a collect Proxygram to ID No. 4172, Western Resources, Inc.

  3.    State your name, address and telephone number.

  4. State the bank or broker at which your shares are held and your control number as shown below:

                  Name:               <NA1>
                  Broker:        <Broker>
                  Control number:     <ControlNum>
                  Number of shares:   [SHARES]

  If you need assistance in voting, call our solicitor, Georgeson & Company Inc. at 1-800-223-2064.


                    WESTERN RESOURCES, INC.

Solicited by the Board of Directors for use at the Annual Meeting of Shareholders of Western Resources, Inc. - May 7, 1996, at 11:00 a.m. in the Maner Conference Centre (Kansas Expocentre) located at the southeast corner of Seventeenth and Western, Topeka, Kansas.

     The undersigned hereby appoints John E. Hayes, Jr., John K. Rosenberg, and Richard D. Terrill and any one or more of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, including discretionary power upon other matters properly coming before the meeting, to vote at the above Annual Meeting and any adjournment(s) thereof all shares of Preferred Stock of Western Resources, Inc. that the undersigned would be entitled to vote at such meeting. The undersigned acknowledges receipt of the Notice and Proxy Statement dated March 27, 1996.

     The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR all proposals.

                                                         PAGE 3

Preferred                                     Western Resources, Inc.
                                        Annual Meeting of Shareholders
                                                         May 7, 1996



The Board of Directors recommends a vote FOR all Nominees and proposals 2 & 3.

 1.      Election of the following nominees as Directors:

         Frank J. Becker, Gene A. Budig, C. Q. Chandler, Thomas R. Clevenger, David C. Wittig

         (   )  FOR all Nominees                 (   )  WITHHELD for all
 Nominees

    (   )  WITHHELD for the following nominee(s) only, give that
      nominee(s) name to the operator.

      2. Adoption of 1996 Long Term Incentive and Share Award Plan.

         (   )  FOR               (   )  AGAINST      (   )  ABSTAIN

      3. Amend the Articles of Incorporation relating to unsecured indebtedness.

         (   )  FOR               (   )  AGAINST      (   )  ABSTAIN